As filed with the U.S. Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NGM BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1679911
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
333 Oyster Point Boulevard
South San Francisco, California 94080
(650) 243-5555
(Address of principal executive offices) (Zip code)
NGM Biopharmaceuticals, Inc. Amended and Restated 2018 Equity Incentive Plan
(Full titles of the plans)

David J. Woodhouse, Ph.D.
Chief Executive Officer
NGM Biopharmaceuticals, Inc.
333 Oyster Point Boulevard
South San Francisco, California 94080
(650) 243-5555
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:
Chadwick Mills
Christina T. Roupas
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
NGM Biopharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 3,118,508 shares of common stock, par value $0.001 per share (the “Common Stock”) to be issued pursuant to the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “Restated 2018 Plan”). The Registrant previously registered shares of its Common Stock for issuance under the Restated 2018 Plan pursuant to the Registrant’s registration statements on Form S-8 filed on April 4, 2019 (File No. 333-230725), March 17, 2020 (File No. 333-237243) and March 15, 2021 (File No. 333-254295) (together, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38853	3.1	4/8/19

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-227608	3.4	9/28/18

4.3	Form of Common Stock Certificate.	S-1	333-227608	4.2	4/1/19

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Amended and Restated 2018 Equity Incentive Plan.	S-1	333-227608	10.3	3/25/19

107*	Filing fee table.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 1st day of March, 2022.

NGM Biopharmaceuticals, Inc.
By:	/s/ David J. Woodhouse
David J. Woodhouse, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Rieflin, David J. Woodhouse, Siobhan Nolan Mangini and Valerie Pierce, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David J. Woodhouse	Chief Executive Officer and Director	March 1, 2022
David J. Woodhouse, Ph.D.	(Principal Executive Officer)

/s/ Siobhan Nolan Mangini	Chief Financial Officer	March 1, 2022
Siobhan Nolan Mangini	(Principal Financial and Accounting Officer)

/s/ Bill Rieflin	Executive Chairman and Director	March 1, 2022
William J. Rieflin

/s/ Jin-Long Chen	Chief Scientific Officer and Director	March 1, 2022
Jin-Long Chen, Ph.D.

/s/ David V. Goeddel, Ph.D.	Director	March 1, 2022
David V. Goeddel, Ph.D.

s/ Shelly D. Guyer	Director	March 1, 2022
Shelly D. Guyer

s/ Carole Ho	Director	March 1, 2022
Carole Ho, MD

/s/ Suzanne Hooper	Director	March 1, 2022
Suzanne Sawochka Hooper

/s/ Mark Leschly	Director	March 1, 2022
Mark Leschly

/s/ Roger M. Perlmutter, M.D.	Director	March 1, 2022
Roger M. Perlmutter, M.D.